Exhibit 10.16

Execution Copy

WARRANT AGREEMENT

This WARRANT AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), dated as of February 17, 2011, by and between Revel AC, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as warrant agent (in such capacity, together with any successor appointed pursuant to Section 9.1.1 hereof, the “Warrant Agent”).

R E C I T A L S

WHEREAS, the Company proposes to issue warrants (each, a “Warrant” and collectively, the “Warrants”) initially exercisable to purchase up to 152,200,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock” and, the Common Stock issuable upon exercise of the Warrants being referred to herein as the “Warrant Shares”);

WHEREAS, the Warrants are being issued in connection with the issuance and sale (the “Offering”) by the Company of 152,200 Units (the “Units”), with each Unit consisting of $2,000 principal amount of 12% Second Lien Notes due 2018 of the Company (the “Notes”), and totaling $304,400,000 aggregate principal amount, and a Warrant initially exercisable to purchase 1,000 Warrant Shares at an exercise price of $0.01 per Warrant Share (the “Exercise Price”), as may be adjusted as set forth in the Global Warrant Certificate (as defined below);

WHEREAS, the Warrants will be issued and sold by the Company in connection with the Offering pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, redemption, exercise, and cancellation of the Warrants and other matters as expressly provided herein; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued, transferred and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in respect of the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. The Warrants shall initially be represented by one or more book-entry certificates (each, a “Global Warrant Certificate”) in substantially the form of Exhibit A hereto, with such additional notations, legends or endorsements as required by law, stock exchange rule or usage. The terms and provisions contained in the Global Warrant Certificate shall constitute, and are hereby expressly made, a part of this Agreement. The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of this Agreement conflicts with the express provisions of the Global Warrant Certificate, the provisions of the Global Warrant Certificate shall govern and be controlling.

2.2 Execution. An Officer shall sign the Global Warrant Certificate for the Company. Each such signature upon the Global Warrant Certificate may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)) of any such Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificate and for that purpose the Company may adopt and use the facsimile or other electronically transmitted signature of any Officer who shall have been an Officer at the time of entering into this Agreement. If any Officer who shall have signed any of the Global Warrant Certificate shall cease to be such Officer before the Global Warrant Certificate so signed shall have been countersigned by the Warrant Agent or delivered by the Company, such Global Warrant Certificate nevertheless may be countersigned and delivered as though such Officer had not ceased to be such Officer of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Officer.

2.3 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.4 Registration.

2.4.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Company shall cause each Global Warrant Certificate to be deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Global Warrant Certificate, or (ii) institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, “Participant”).

If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Global Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive certificates representing the Warrants (“Definitive Warrant Certificates”) in physical form evidencing such Warrants.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests, if any, in any Global Warrant Certificate that are held by Participants through Euroclear or Clearstream.

2.4.2 Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean, on or after the Separation Date (as defined below), any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Global Warrant Certificate is recorded in the records maintained by the Depository or its nominee, and prior to the Separation Date, the person in whose name the Unit of which such Warrant was originally part of, as registered upon the register relating to such Units. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.5 Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.

2.6 Separation of Warrants. The securities comprising the Units will not be separately transferable until the earlier of (i) the six-month anniversary of the issue date of the Units and (ii) the consummation of a Liquidity Event (the “Separation Date”).

3. Exercise and Duration of Warrants.

3.1.1 Incorporation of Terms for Global Warrant Certificate. The terms and provisions contained in Section 5 of the Global Warrant Certificate shall constitute, and are hereby expressly made, a part of this Agreement.

3.1.2 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid, and nonassessable.

3.1.3 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4. Adjustments. The terms and provisions contained in Section 7 of the Global Warrant Certificate shall constitute, and are hereby expressly made, a part of this Agreement.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. Information relating to the name and address of the holders of the Warrants so transferred or cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Global Warrant Certificate, each Global Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received, if and as required by the terms of the Global Warrant Certificate, an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant certificate or Warrant certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.4 Transfer and Exchange of Global Warrants. A Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Warrants will be exchanged by the Company for Definitive Warrants if (i) the Company delivers to the Warrant Agent written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Warrants (in whole but not in part) should be exchanged for Definitive Warrants which the Company will provide to the Warrant Agent and delivers a written notice to such effect to the Warrant Agent. Upon the occurrence of any of the events in the foregoing clauses (i) or (ii), Definitive Warrants shall be issued in such names as the Depositary shall instruct the Warrant Agent in writing. A Global Warrant may not be exchanged for another Warrant other than as provided in this Agreement; provided, however, that beneficial interests in a Global Warrant may be transferred and exchanged as provided in Section 5.5(b) hereof.

5.5 Transfer and Exchange of Beneficial Interests in the Global Warrants. The transfer and exchange of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Agreement and the Global Warrant Certificate. Beneficial interests in the Restricted Global Warrants shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Warrants also shall require compliance with either subparagraph (3) or (4) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Warrant. Beneficial interests in any Restricted Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Warrant in accordance with the transfer restrictions set forth in the legend on such Global Warrant Certificate. Beneficial interests in any Unrestricted Global Warrant may be delivered to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant. No written orders or instructions shall be required to be delivered to the Warrant Registrar to effect the transfers described in this Section 5.5(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Warrants. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 5.5(1) above, the transferor of such beneficial interest must deliver to the Warrant Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the applicable procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the applicable procedures directing the Depositary to cause to be issued a Definitive Warrant representing the number of Warrants equal to the number of Warrants represented by the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Warrant Registrar containing information regarding the Person in whose name such Definitive Warrant shall be registered.

(3) Transfer of Beneficial Interests to Another Restricted Global Warrant. A beneficial interest in any Restricted Global Warrant may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Warrant if the transfer complies with the requirements of Section 5.5(2) hereof and the Warrant Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Warrant, then the transferor must deliver a certificate as set forth in the Global Warrant Certificate; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Warrant, then the transferor must deliver a certificate as set forth in the Global Warrant Certificate.

5.6 Cancellation and/or Adjustment of Global Warrants. At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for one or more Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or a Definitive Warrant, the number of Warrants represented by such Global Warrant shall be reduced accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the written direction of the Depositary to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or a Definitive Warrant is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in a Global Warrant, the number of Warrants represented by the Global Warrant in which such beneficial interest is received shall be increased accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the written direction of the Depositary to reflect such increase.

5.7 Facsimile Submissions to Warrant Agent. All certifications, certificates and opinion of counsel required to be submitted to the Warrant Registrar pursuant to this Agreement of the Global Warrant Certificate to effect exercise or a registration of transfer or exchange may be submitted by facsimile with the original to follow immediately thereafter.

The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates. As to any opinion of counsel delivered pursuant to this Agreement or the Global Warrant Certificate, the Warrant Registrar may rely upon, and be fully protected in relying upon, such opinions.

5.8 Temporary Warrants. Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrants in exchange for temporary Warrants.

Holders of temporary Warrants shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.

5.9 Cancellation. The Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall destroy canceled Warrants (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

6. Ownership and Transfer Restrictions. The terms and provisions contained in Section 4 of the Global Warrant Certificate shall constitute, and are hereby expressly made, a part of this Agreement. Any attempted exercise or Transfer that is prohibited by the Ownership Limitations and/or the Transfer Restrictions shall be null and void and shall not be effective to exercise or Transfer any Warrant, unless such exercise or Transfer both (a) is approved by majority vote of the board of directors of the Company (the “Board”) and (b) is in compliance with the New Jersey Gaming Laws. The Company may institute legal proceedings to force rescission of a Transfer prohibited by this Section 6 and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

7. Gaming Redemption. The Company may require a Disqualified Holder to dispose of its Warrants or Warrant Shares or the Company may redeem any Warrants or Warrant Shares held by a Disqualified Holder at a price equal to the lowest of (i) the Per Share Value of such Warrants or Warrant Shares, (ii) such other redemption price as required by applicable law or order of any gaming authority or (iii) to the extent required by the New Jersey Gaming Laws, the price that the Disqualified Holder paid for such shares or interests.

8. Other Provisions Relating to Rights of Holders of Warrants.

8.1 No Rights as Stockholder. Other than the rights of the Holders under the Securityholders’ Agreement (as defined in the Global Warrant Certificate), prior to the exercise of any Warrant, nothing contained in any Warrant shall be construed as conferring on the Holder of any Warrant any rights whatsoever as a stockholder of the Company, either at law or in equity, including the right to vote on or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and shall not be entitled to receive any notice of any proceedings of the Company.

8.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

8.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

9. Concerning the Warrant Agent and Other Matters.

9.1 Payment of Taxes. Issuance and delivery of shares of Common Stock upon exercise of a Warrant evidenced by this Global Warrant Certificate shall be made without charge to the Holder for any incidental expense in respect of the issuance of such units; provided, however, that the Company and the Warrant Agent shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any Warrant Shares or Warrants. The Holder shall be responsible for all tax liability that may arise as a result of beneficially owning Warrants evidenced by this Global Warrant Certificate or receiving Warrant Shares upon exercise hereof.

9.1.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the

Company’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

9.1.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

9.1.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

9.2 Fees and Expenses of Warrant Agent.

9.2.1 Remuneration. The Company agrees to pay the Warrant Agent a one-time up front fee for its services hereunder of $500, plus an annual fee of $1,500, payable in advance each year on the anniversary of the date of this Agreement. In addition, the Warrant Agent shall be entitled to reimbursement by the Company for its reasonable and documented out-of-pocket expenses incurred in connection with its services hereunder, which shall be paid within thirty (30) days of the Company’s receipt of written request therefor. The obligation of the Company to pay the fees and reimburse expenses pursuant to this Agreement shall survive the termination of this Agreement.

9.2.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

9.3 Liability of Warrant Agent.

9.3.1 Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Authorized Person of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

9.3.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct, or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s negligence, willful misconduct, or bad faith.

9.3.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 6 of the Global Warrant Certificate or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

9.4 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

10. Miscellaneous Provisions.

10.1 Definitions. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Global Warrant Certificate. As used in this Agreement, the following terms shall have the following respective meanings:

10.1.1 “Disqualified Holder” means any holder or beneficial owner of shares of capital stock or other equity interests (including Warrants and Warrant Shares) of the Company: (A) whose holding of such shares or interests may result or, when taken together with the holding of shares or interests by any other holder or beneficial owner, may result, in the judgment of the Board, in (i) the disapproval, modification, or non-renewal of any contract or agreement that is regulated or required to be approved by any gaming authority to which the Company or any its affiliates is a party or is subject; or (ii) the failure to obtain or the loss or non-reinstatement of any license, permit or franchise from any gaming authority held by the Company or any of its affiliates to conduct any portion of the business of the Company or its affiliates; or (B) who is required to be licensed, qualified or found suitable under any applicable gaming law and who fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the gaming authority), or is notified by a gaming authority that it will not be licensed, qualified or found suitable.

10.1.2 “Indenture” means the indenture, dated the date hereof, by and among the Company, the Guarantors (as set forth in the Indenture) and U.S. Bank National Association, as trustee, relating to the Notes.

10.1.3 “Officer” with respect to any Person, means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

10.1.4 “Per Share Value” with respect to any shares of Common Stock or any Warrants, means on any particular date (a) the last sale price per share of the Common Stock or the Warrants on such date on any registered national stock exchange or quotation system on which the Common Stock or the Warrants are then listed or quoted, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock or the Warrants are not listed or quoted on any registered national stock exchange or quotation system, the closing bid price or last sale price, as applicable, for a share of Common Stock or a Warrant in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock or the Warrants are not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five trading days preceding such date of determination, or (d) if the Common Stock or the Warrants are not then publicly traded the fair market value of a share of Common Stock or a Warrant as determined in good faith by the Board; provided, however, that all determinations of the Per Share Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.”

10.1.5 “Person” means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words “hereof,” “herein” or “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to sections of this Agreement unless otherwise specified. The term “including” shall mean “including without limitation.”

10.2 Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company, the holders of the Warrants or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

10.3 Notices. All notices and other communications in connection with this Agreement by the parties hereto shall be in writing (including communication by facsimile copy or electronic mail) and mailed, transmitted or delivered, as to each party hereto, at its address set forth on Schedule I hereto or at such other address (including, without limitation, an electronic mail address) as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt by the addressee thereof.

10.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the rules of conflicts of laws (other than Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

10.5 Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the holders of the Warrants, and nothing in this Agreement shall be construed to give to any person other than the Company, the Warrant Agent and the holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. Each holder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

10.6 Counterparts. This Agreement may be executed in any number of counterparts (which may be by means of electronic mail or PDF), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

10.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

10.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall be governed by the terms and provisions contained in Section 12(a) of the Global Warrant Certificate which shall constitute, and are hereby expressly made, a part of this Agreement.

10.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

10.10 Entire Agreement. This Warrant Agreement and the Global Warrant Certificate constitute the entire agreement of the Company, the Warrant Agent and the holders of the Warrants with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the holders of the Warrants with respect to the subject matter hereof. Except as expressly made herein, the Company makes no representation, warranty, covenant or agreement with respect to the Warrants.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

REVEL AC, INC.

By	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Chief Financial Officer,
Treasurer and Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Warrant Agent

By	/s/ Steven A. Finklea
	Name:	Steven A. Finklea, CCTS
	Title:	Vice President

SCHEDULE I

The Company:

c/o Revel Entertainment Group, LLC

1301 Atlantic Avenue, Suite 200

Atlantic City, New Jersey 08401

Attention: Kevin G. DeSanctis

Facsimile: (609) 568-9317

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

Attention: Rodrigo A. Guerra, Jr.

Facsimile: 213-621-5217

The Warrant Agent:

U. S. Bank National Association

Corporate Trust Services

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention: Steven Finklea

Facsimile: (713) 235-9213

With a copy via facsimile transmission to:

Kevin Fox

Corporate Trust Services

Facsimile: (704) 335-4675

EXHIBIT A

FORM OF GLOBAL WARRANT CERTIFICATE

No. 1	Warrants
CUSIP No. [1]

REVEL AC, INC.

FORM OF GLOBAL WARRANT CERTIFICATE

This Global Warrant Certificate certifies that CEDE & CO., or its registered assigns, is the registered holder of 152,200 Warrants (as such amount may be increased or decreased as set forth in the Schedule of Exchanges of Interests of Global Warrants attached hereto), issued by Revel AC, Inc., a Delaware corporation (the “Company”), to purchase common stock, par value $0.0001 per share, of the Company (the “Common Stock” and, each such share issuable under this warrant, a “Warrant Share” and all such shares issuable under this warrant, the “Warrant Shares”). Each Warrant initially entitles the registered holder (the “Holder”) upon exercise at any time from 9:00 a.m., Eastern time, on the Business Day (as defined herein) immediately following the Exercise Time (as defined herein) until 5:00 p.m., Eastern time, on February 17, 2021 (the “Expiration Date”) to receive from the Company 1,000 Warrant Shares at an initial exercise price equal to $0.01 per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), subject to the following terms and conditions.

No Warrant may be exercised after 5:00 p.m., Eastern time, on the Expiration Date, and to the extent not exercised prior to such time, the Warrants shall be automatically and mandatorily exercised on the Expiration Date as described herein.

Reference is hereby made to the further provisions of this Global Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	Note: The 144A Global Warrant Certificate (CUSIP 761352 111) will be for 150,200 Warrants and the AI Global Warrant Certificate (CUSIP 761352 129) will be for 2,000 Warrants.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement (as defined herein).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Global Warrant to be duly executed by its authorized officer as of February     , 2011.

REVEL AC, INC.

By:
Name:	Alan Greenstein
Title:	Chief Financial Officer, Treasurer and Secretary

Countersigned:

U.S. BANK NATIONAL ASSOCIATION as Warrant Agent

By:
Name:
Title:

Reverse of Global Warrant Certificate

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF 152,200 UNITS, EACH OF WHICH CONSISTS OF $2,000 PRINCIPAL AMOUNT OF REVEL AC, INC.’S 12% SECOND LIEN NOTES DUE 2018 AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1,000 SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF REVEL AC, INC. THE NOTES AND THE WARRANTS WILL NOT BE SEPARATELY TRANSFERABLE UNTIL THE EARLIER OF (I) THE SIX-MONTH ANNIVERSARY OF THE ISSUE DATE AND (II) A LIQUIDITY EVENT (AS DEFINED BELOW).

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE ISSUER AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT GOVERNING THE WARRANTS.

NEITHER THIS WARRANT (NOR ITS PREDECESSOR) NOR THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR SOLD OTHER THAN (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) IN ACCORDANCE WITH AN EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE SECURITYHOLDERS’ AGREEMENT (AS DEFINED BELOW). IN ADDITION, EXERCISES OF THIS WARRANT AND TRANSFERS OF THIS WARRANT AND THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE ARE SUBJECT TO THE REQUIREMENTS OF THE NEW JERSEY GAMING LAWS (AS DEFINED BELOW). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS WARRANT OR THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SHARES FOR WHICH THIS WARRANT IS EXERCISABLE ARE ALSO SUBJECT TO A SECURITYHOLDERS’ AGREEMENT, DATED FEBRUARY 17, 2011, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “SECURITYHOLDERS’ AGREEMENT”), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE TRANSFER, EXERCISE OR OWNERSHIP, AS APPLICABLE, OF SUCH SECURITIES AND (II) CERTAIN OTHER MATTERS. A COPY OF THE SECURITYHOLDERS’ AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR EXERCISE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IN VIOLATION OF THE SECURITYHOLDERS’ AGREEMENT IS NULL AND VOID.

The Warrants evidenced by this Global Warrant Certificate (this “Global Warrant Certificate”) are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Eastern Time, on the Expiration Date, entitling the holder on exercise to receive shares of Common Stock, as described in this Global Warrant Certificate, and are issued pursuant to a Warrant Agreement, dated as of February 17, 2011 (the “Warrant Agreement”), between the Company and U.S. Bank National Association, as Warrant Agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders. A copy of the Warrant Agreement may be obtained by the registered Holder or Holders of Warrants upon written request to the Company.

2. Definitions. In addition to the terms defined elsewhere in this Global Warrant Certificate, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Warrant Agreement.

3. Registration of Warrant. The Warrant Agent shall register the Warrants evidenced by this Global Warrant Certificate, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the registered Holder thereof. The Company and Warrant Agent may deem and treat the registered Holder of a Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4. Ownership and Transfer Restrictions.

(a) Notwithstanding any other provisions of this Global Warrant Certificate, Warrants may not be Transferred (as defined herein) to any Person or group or exercised, unless each of the following conditions is satisfied: (i) upon consummation of such Transfer or exercise, as applicable, such Person or group would not be in violation of the Ownership Limitations (as defined herein), (ii) neither the transferee nor any of its affiliates or related parties is a Competitor (as defined herein) of the Company and its subsidiaries in the Atlantic City market, (iii) such Transfer or exercise, as applicable, is to a person that is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) pursuant to an exemption from the registration requirements of the federal or state securities laws (or in a transaction not covered by these laws), and (iv) upon consummation of such transfer or exercise, as applicable, the Warrants and the shares of Common Stock would not be held or beneficially owned by 500 or more Persons or would otherwise require the Company to register the Warrants or shares of Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless for purposes of this clause (iv) the Warrants and the shares of Common Stock are already then registered pursuant to the Exchange Act ((i), (ii), (iii) and (iv) collectively, the “Transfer Restrictions”).

No Person or group (other than a Permitted Holder) may hold or beneficially own (i) shares of Common Stock representing 5% or more of the actual outstanding shares of Common Stock unless such Person is an “institutional investor” which meets the qualifications for a “passive investor” under the New Jersey Casino Control Act and the regulations promulgated thereunder (collectively, the “New Jersey Gaming Laws”), in which case such limitation shall be 25% (provided that for this purpose, holding or beneficially owning Warrants shall not be considered beneficial ownership of the underlying shares of Common Stock unless and until such Warrants are exercised), or (ii) Warrants exercisable for 25% or more of the outstanding shares (on a fully diluted basis giving effect to exercise of all of the Warrants) of Common Stock ((i) and (ii), together, the “Ownership Limitations”). “Permitted Holder” means (i) members of Company management who own shares of Common Stock on the date hereof, and their affiliates and family members, and (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, members, managers, owners or Persons beneficially holding a controlling interest of which (or Persons which are the principal beneficiaries of which) consist of any one or more of the Persons referred to in the immediately preceding clause (i), and (iii) any group which consists exclusively of Persons referred to in the immediately preceding clause (i) or (ii).

Any attempted exercise or Transfer that is prohibited by this Section 3(a) shall be null and void and shall not be effective to exercise or Transfer any Warrant, unless such exercise or Transfer both (a) is approved by majority vote of the board of directors of the Company (the “Board”) and (b) is in compliance with the New Jersey Gaming Laws. The Company may institute legal proceedings to force rescission of a Transfer prohibited by this Section 3(a) and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

(b) As used herein, the following terms have the following respective meanings:

“affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under, direct or indirect, common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 15% or more of the voting stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Competitor” means a person or its affiliate (other than a person that is a Competitor solely because it is an affiliate of the Issuer or the Guarantors or solely because it owns an equity interest in the Issuer or the Guarantors) that owns or controls, directly or indirectly, any equity interests in, or operates, or has entered into any agreement to own or control, directly or indirectly, any equity interests in, or to operate, a casino or a convention, trade show or exhibition facility (provided, that the foregoing shall not cause a person that holds a passive investment constituting, directly or indirectly, less than 15% of the equity interests of any entity owning or operating such casino, convention, trade show or exhibition facility to be a Competitor).

“Exercise/Transfer Certificate” means a certificate from the Holder to the Warrant Agent to the effect that such exercise or Transfer, as applicable, will not violate the Ownership Limitation or clauses (i) through (iii) of the Transfer Restrictions (including, if requested by the Company or the Warrant Agent, an opinion of counsel as to such Transfer’s compliance with the securities laws under clause (iii) of the Transfer Restrictions, provided that no such opinion shall be required for transfer between or among affiliated funds) and such additional certifications and/or opinion of counsel as to such exercise’s compliance with the securities laws).

“Transfer” means any direct or indirect sale, transfer, encumbrance, redemption, gift, pledge, hypothecation, assignment or other disposition of any interest (legal or beneficial), whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law.

“Transfer Notice” means a written notice to the Warrant Agent, at least five and not more than 20 Business Days prior to completion of a Transfer, which notice states (i) the name, address, facsimile number and email address of the transferor and the transferee and (ii) the proposed date of completion of the proposed Transfer.

(c) Subject to Section 3(a) and Section 3(c), the Warrants evidenced by this Global Warrant Certificate may be Transferred upon written application to the Warrant Agent stating the name of the proposed transferee, accompanied by delivery of a properly completed and duly executed Exercise/Transfer Certificate, and otherwise complying with the terms of this Global Warrant Certificate, the Warrant Agreement and all applicable laws, including federal or state securities laws, the New Jersey Gaming Laws and rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such Transfer. No such Transfer shall be effected until, and such transferee shall succeed to the rights of the Holder only upon, final acceptance and registration of the Transfer by the Warrant Agent in the Warrant Register in accordance with this Global Warrant Certificate and the Warrant Agreement. Prior to due presentation for registration of Transfer, the Company, the Warrant Agent and any agent thereof may deem and treat the Person in whose name any Warrant is registered as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing hereon made by anyone), and the Company and the Warrant Agent shall not be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or an interest in any Warrant evidenced by this Global Warrant Certificate on the part of any other Person and shall not be liable for any registration of Transfer of such Warrant that is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of Transfer or with such knowledge of such facts that its participation therein amount to bad faith. When a Warrant evidenced by this Global Warrant Certificate is presented to the Warrant Agent with a request to register the Transfer thereof, the Warrant Agent shall register the Transfer as requested if the requirements of this Warrant are met. No service charge shall be made for any registration of Transfer of any Warrant evidenced by this Global Warrant Certificate, but the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of Transfer of such Warrant.

(d) The Board shall have the power to determine, in its sole and absolute discretion, all matters related to this Section 3, including matters necessary or desirable to administer or to determine compliance with this Section 3 and, absent manifest error, the determinations of the Board shall be final and binding on the Company and the Holder.

(e) The Warrants evidenced by this Global Warrant Certificate have been issued together with 12% Second Lien Notes due 2018 (the “Second Lien Notes”) of the Company in the form of “Units,” each Unit consisting of $2,000 principal amount of Second Lien Notes and one Warrant. Notwithstanding the foregoing Transfer Restrictions and procedures for Transfer of Warrants, the Notes and the Warrants will not be separately transferable until the earlier of (i) the six-month anniversary of the issue date of the Units (the “Issue Date”) and (ii) the consummation of a Liquidity Event (as defined below). Any transfer of Units must comply with both (i) the Transfer Restrictions and (ii) any transfer restrictions applicable to the Second Lien Notes.

(f) Notwithstanding any other provisions of this Global Warrant Certificate, the Holder shall be permitted to transfer a Warrant evidenced by this Global Warrant Certificate, in whole or in part, if it complies with the other provisions of this Global Warrant Certificate, including this Section 3. The Company may change the Warrant Agent without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Warrant Agent.

5. Exercise and Duration of Warrants.

(a) Duration. The Warrants evidenced by this Global Warrant Certificate shall be exercisable, subject to Sections 7 and 8 hereof, by the registered Holder thereof at any time and from time to time beginning at 9:00 a.m., Eastern time, on the Business Day immediately following the Exercise Time until 5:00 p.m., Eastern time, on the Expiration Date. At 5:00 p.m., Eastern time, on the Expiration Date, any portion of the Warrants evidenced by this Global Warrant Certificate not exercised prior thereto shall automatically, without further action by the Holder, be deemed exercised in full on a cashless basis, in which event each such Warrant will be compulsorily exchanged into the Cashless Consideration.

The “Exercise Time” means the earlier of:

(i) the third anniversary of the Opening Date (as defined in the Master Disbursement Agreement(as defined below)) (the “Opening Trigger Date”); and

(ii) the consummation of a Liquidity Event.

A “Liquidity Event” means:

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole (collectively, a “Sale”) to any Person or group, other than to the Company or any of its wholly-owned Subsidiaries,

(iii) the adoption by the stockholders of the Company of a plan or the filing by the Company of any petition relating to the bankruptcy, liquidation or dissolution of the Company,

(iv) the consummation of any transaction (including, without limitation, any merger or consolidation or otherwise), the result of which is that any Person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares (provided that the Warrant Shares shall not be considered to be outstanding voting stock or voting power unless and until such Warrants are actually exercised) (a “Change of Control Event”), other than beneficial ownership by a Person or group that is Permitted Holder;

(v) the direct or indirect sale, transfer, conveyance or other disposition by the members of Company management who own shares of Common Stock on the date hereof of beneficial ownership of 50% or more of the outstanding shares of Common Stock beneficially owned by them as of the Issue Date (plus any restricted shares of Common Stock owned by members of Company management who own shares of Common Stock on the date hereof will be held in escrow by the Company, and such shares will be subject to vesting that have vested as of the date a determination is being made with respect to this paragraph), other than to the Company or another Permitted Holder; or

(vi) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than on Form S-4, S-8 or their equivalents) covering the offer and sale of the Common Stock for the account of the Company to the public (a “Qualified IPO”).

“Disbursement Agreement” means the Master Disbursement Agreement, dated as of the Issue Date, among the Company, U.S. Bank National Association, as the Trustee and the Notes Collateral Agent. JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement and as Disbursement Agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

(b) Mechanics of Exercise. Subject to Sections 7 and 8, a Holder may exercise a Warrant evidenced by this Global Warrant Certificate by delivering to the Warrant Agent (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly executed, (ii) a properly completed and duly executed Exercise/Transfer Certificate, and (iii) payment in full of the Exercise Price then in effect for each Warrant Share as to which a Warrant is exercised and any documentary, stamp or transfer tax, or other applicable tax or governmental charges ((i) through (iii), collectively, the “Exercise Delivery Documents”); provided, however, that in lieu of exercising such Warrant by payment of cash, the Holder may elect to exercise such Warrant on a cashless basis, in which event the Company shall deliver to the Holder the Cashless Consideration. If such Warrant is exercised on a cash basis, payment of the aggregate Exercise Price due shall be made by the Holder by check or wire transfer payable to the order of the Company. The date such items (other than the payment of cash in the case of a cashless exercise) are delivered to the Warrant Agent (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” On or before the tenth Business Day following the date on which the Warrant Agent has received all of the Exercise Delivery Documents (other than the payment of cash in the case of a cashless exercise) (the “Share Delivery Date”), the Warrant Agent shall (i) transfer promptly to, or upon the written order of, the Holder of such Warrant, appropriate evidence of ownership of any shares of Common Stock or other securities or property (including money) to which the Holder is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and (ii) deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same (together with an amount in cash in lieu of any fractional share of Common Stock, if applicable, as provided in Section 8).

Any Warrant evidenced by this Global Warrant Certificate which is exercised hereunder shall be deemed to have been exercised immediately prior to the open of business on the first Business Day following the Exercise Date, and the Person entitled to receive any shares of Common Stock or other securities or property deliverable upon such exercise shall, as between such Person and the Company, be deemed to be the Holder of such shares of Common Stock or other securities or property of record as of the open of business on such date and shall be entitled to receive any money, shares of Common Stock or other securities or property to which such Person would have been entitled had he been a record holder on such date.

6. Charges, Taxes and Expenses. Issuance and delivery of shares of Common Stock upon exercise of a Warrant evidenced by this Global Warrant Certificate shall be made without charge to the Holder for any incidental expense in respect of the issuance of such units; provided, however, that the Company and the Warrant Agent shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any Warrant Shares or Warrants. The Holder shall be responsible for all tax liability that may arise as a result of beneficially owning Warrants evidenced by this Global Warrant Certificate or receiving Warrant Shares upon exercise hereof.

7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of a Warrant evidenced by this Global Warrant Certificate are subject to adjustment from time to time as set forth in this Section 6.

(a) Stock Dividends and Splits. If the Company, at any time while this Global Warrant Certificate and the Warrants evidenced hereby are outstanding, (i) declares a dividend on its outstanding Common Stock in Common Stock, (ii) subdivides outstanding Common Stock into a larger number of shares, or (iii) combines outstanding Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event; provided that in the case of an adjustment as a result of a dividend declaration, if such declared dividend is not paid, such adjustment will be reversed. In the event that any dividends of cash or other property are made on outstanding Common Stock during the period when the Warrants are outstanding but have not been exercised, the Company shall reserve a pro rata portion of such dividends for distribution, or otherwise make arrangements to pay a pro rata portion of such dividends, to Warrant holders upon exercise of the Warrants. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Global Warrant Certificate shall be increased or decreased proportionately, as applicable, so that after such adjustment the aggregate Exercise Price payable hereunder for the Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(b) Reclassification Event. If, at any time while this Global Warrant Certificate and the Warrants evidenced hereby are outstanding, the Company effects any recapitalization, reclassification, combination or exchange of shares of Common Stock or any reorganization, liquidation, consolidation or acquisition of the Company and its subsidiaries taken as a whole (whether through merger of the Company or a Sale), in which the Common Stock is converted into, exchanged for or purchased for a different number, type or amount of shares or other securities or assets or a Change of Control Event in which all or a portion of the Common Stock is acquired, in each case other than a Mandatory Exercise Event (as defined herein) (a “Reclassification Event”), then the Holders of Warrants shall have the right thereafter to receive, upon exercise of a Warrant evidenced by this Global Warrant Certificate (at such time as such Warrant is exercisable following the Opening Trigger Date or in connection with a subsequent Liquidity Event and subject to Sections 7 and 8), the same number or amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Reclassification Event if it had been, immediately prior to such Reclassification Event, the holder of the number of Warrant Shares then issuable upon exercise in full of such Warrant.

(c) Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 6, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Global Warrant Certificate and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Global Warrant Certificate (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Warrant Agent.

8. Mandatory Exercise Upon a Mandatory Exercise Event. Upon the consummation of a Change of Control Event or a Sale, in each case which constitutes a Liquidity Event (each, a “Mandatory Exercise Event”), upon no less than ten days notice to the Holder by the Company, all Warrants evidenced by this Global Warrant Certificate shall automatically, without further action by the Holder, be deemed exercised in full on a cashless basis, in which event each such Warrant will be compulsorily exchanged into the kind and number or amount of shares of Common Stock or other securities or assets to which such Holder would have been entitled as a result of such Mandatory Exercise Event had such Warrant been exercised on a cashless basis in accordance with the calculation set forth in Section 9 for the underlying shares of Common Stock immediately prior to the consummation of such Mandatory Exercise Event.

For the avoidance of doubt, in the event of a Mandatory Exercise Event which is a Change of Control Event and in which less than 100% of the Common Stock is being acquired by the applicable acquiror, such consideration shall be deemed to consist of (i) shares of Common Stock and (ii) the shares, other securities, cash or other assets being paid by the applicable acquiror, in proportion to the percentage of the outstanding Common Stock being acquired by the applicable acquiror. For example, if the applicable acquiror is acquiring 60% of the outstanding Common Stock, a Holder would receive upon mandatory exercise (i) shares of Common Stock for 40% of the shares underlying such Holder’s Warrant and (ii) the shares, other securities, cash or other assets being paid by the applicable acquiror for 60% of the shares underlying such Holder’s Warrant.

9. Majority Exercise Events. Within 30 days prior to (i) the Opening Trigger Date or (ii) the anticipated consummation of a Liquidity Event that is not a Mandatory Exercise Event, as applicable (each, a “Majority Exercise Event”), the Company shall provide, or cause to be provided to the Holders or the representative thereof identified to the Company in accordance with the Securityholders’ Agreement (the “Holder Representative”) notice of such Majority Exercise Event. In the event that the Holder Representative notifies the Company at least ten days (or such shorter period as may be agreed to by the Company) prior to such Majority Exercise Event that the Holders desire to exercise a majority of the Warrants upon the occurrence of such Majority Exercise Event, then upon the occurrence of such Majority Exercise Event, all of the outstanding Warrants shall automatically, without further action by the Holder, be deemed exercised in full on a cashless basis, in which event each such Warrant will be compulsorily exchanged into the Cashless Consideration In the event that the Holder Representative does not notify the Company at least ten days (or such shorter period as may be agreed to by the Company) prior to such Majority Exercise Event that the Holders desire to exercise a majority of the Warrants upon the occurrence of such Majority Exercise Event, then the Warrants shall remain outstanding and unexercised and no Warrants shall be permitted to be exercised until the earlier to occur of (i) a Mandatory Exercise Event, in which case all Warrants shall be mandatorily exercised in accordance with Section 7 hereof, and (ii) ten days (or such shorter period as may be agreed to by the Company) after the date that the Holder Representative notifies the Company that the Holders desire to exercise a majority of the Warrants, in which case all of the Warrants shall be mandatorily exercised in accordance with the terms hereof on such tenth day following such notice (or such shorter period as may be agreed to by the Company).

10. Calculation of Consideration for Cashless Exercise. If, upon a cashless exercise of a Warrant, (i) the Holder thereof is entitled to receive securities or assets other than Common Stock, such Holder shall receive such number of securities and/or such amount of assets based on the fair market market value of such securities or assets, as determined in good faith by the Board, with appropriate and customary adjustments to deduct payment of the aggregate Exercise Price from the consideration to be received, or (ii) the Holder thereof is entitled to receive shares of Common Stock, the number of shares thereof shall be computed using the following formula:

X = Y x [(A – B) / A]

Where:

X =     the number of Warrant Shares to be issued to the Holder;

Y =     the number of Warrant Shares with respect to which the Warrant is exercisable;

A =     the Per Share Value of a share of Common Stock determined as of the Exercise Date; and

B =     the Exercise Price plus applicable taxes and other governmental charges.

The consideration received by a Holder pursuant to a cashless exercise, pursuant to the foregoing, is referred to herein as the “Cashless Consideration.”

11. Fractional Shares. No fractional shares of Common Stock or certificates representing fractional shares shall be issued upon exercise of the Warrants. If more than one such Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Warrant Shares that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants so surrendered. If any fractional Warrant Share would be issuable upon the exercise of any Warrant, the Company shall, at its option, either (i) round the number of Warrant Shares up to the nearest whole number or (ii) make an adjustment and payment therefor in cash to the Holder of the Warrant at a price equal to the Per Share Value for a share of Common Stock on the Exercise Date multiplied by such fraction (computed to the nearest whole cent). “Per Share Value” with respect to any shares of Common Stock or any Warrants, means on any particular date (a) the last sale price per share of the Common Stock or the Warrants on such date on any registered national stock exchange or quotation system on which the Common Stock or the Warrants are then listed or quoted, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock or the Warrants are not listed or quoted on any registered national stock exchange or quotation system, the closing bid price or last sale price, as applicable, for a share of Common Stock or a Warrant in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock or the Warrants are not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) trading days preceding such date of determination, or (d) if the Common Stock or the Warrants are not then publicly traded the fair market value of a share of Common Stock or a Warrant as determined in good faith by the Board; provided, however, that all determinations of the Per Share Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

12. Warrant Holders Not Deemed Stockholders. Prior to the exercise of any Warrant, nothing contained in any Warrant shall be construed as conferring on the Holder of any Warrant any rights whatsoever as a stockholder of the Company, either at law or in equity, including the right to vote on or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and shall not be entitled to receive any notice of any proceedings of the Company.

13. Gaming Redemption. The Company may require a Disqualified Holder (as defined herein) to dispose of its Warrants or Warrant Shares or the Company may redeem any Warrants or Warrant Shares held by a Disqualified Holder at a price equal to the lowest of (i) the Per Share Value of such Warrants or Warrant Shares, (ii) such other redemption price as required by applicable law or order of any gaming authority or (iii) to the extent required by the New Jersey Gaming Laws, the price that the Disqualified Holder paid for such shares or interests. “Disqualified Holder” means any holder or beneficial owner of shares of capital stock or other equity interests (including Warrants and Warrant Shares) of the Company: (A) whose holding of such shares or interests may result or, when taken together with the holding of shares or interests by any other holder or beneficial owner, may result, in the judgment of the Board, in (i) the disapproval, modification, or non-renewal of any contract or agreement that is regulated or required to be approved by any gaming authority to which the Company or any its affiliates is a party or is subject; or (ii) the failure to obtain or the loss or non-reinstatement of any license, permit or franchise from any gaming authority held by the Company or any of its affiliates to conduct any portion of the business of the Company or its affiliates; or (B) who is required to be licensed, qualified or found suitable under any applicable gaming law and who fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the gaming authority), or is notified by a gaming authority that it will not be licensed, qualified or found suitable.

14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreements prior to 5:00 p.m., Eastern time, on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreements on a day that is not a Business Day or later than 5:00 p.m.,

Eastern time, on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreements.

15. Miscellaneous.

(a) Amendments and Waivers. The Company may, with the consent, in writing or at a meeting, of the Holders of the then outstanding Warrants exercisable for a majority or greater of the shares of Common Stock issuable under such Warrants at that time, amend in any way, by supplemental agreement or otherwise, this Global Warrant Certificate and/or all of the outstanding Warrants; provided, however, that (i) no such amendment by its express terms shall adversely affect any Holder differently than it affects all other Holders, unless such adversely affected Holder consents thereto, and (ii) no such amendment concerning the number of Warrant Shares or Exercise Price shall be made unless any Holder who will be affected by such amendment consents thereto. Notwithstanding the foregoing, the Company may, without the consent of the Holders, by supplemental agreement or otherwise, (i) make any changes or corrections in this Global Warrant Certificate that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (ii) add to the covenants and agreements of the Company for the benefit of the Holders (including, without limitation, reduce the Exercise Price, accelerate the Exercise Time or extend the Expiration Date), or surrender any rights or powers reserved to or conferred upon the Company in this Global Warrant Certificate, or (iii) add to this Global Warrant Certificate any legends, notations or endorsements required by any applicable securities laws or gaming or other regulations, including the New Jersey Gaming Laws and any requirements of The Depository Trust Company.

(b) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THIS GLOBAL WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. THE COMPANY, THE WARRANT AGENT AND THE HOLDERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY, THE WARRANT AGENT OR ANY HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR

PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY, THE WARRANT AGENT AND THE HOLDERS HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) The headings herein are for convenience only, do not constitute a part of this Global Warrant Certificate and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Global Warrant Certificate shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Global Warrant Certificate shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Global Warrant Certificate.

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock)

To:	Revel AC, Inc.

The undersigned is the Holder of a Warrant (the “Warrant”) evidenced by Global Warrant Certificate No.              (the “Global Warrant Certificate”) issued by Revel AC, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Global Warrant Certificate.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The undersigned Holder hereby:

makes payment of $         (such payment being by check or wire transfer payable to the order of the Company and equal to the aggregate Exercise Price for the Warrant Shares listed in 1. above and applicable documentary, stamp or transfer tax, or other tax or governmental charges); or

elects to make payment by cashless exercise.

4.	Pursuant to this exercise, the Warrant Agent shall deliver to the holder Warrant Shares in accordance with the terms of the Global Warrant Certificate.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated:	Name of Holder:

(Print)

By:
Name:
Title:

Address:

Signature Guaranteed[2]

Securities and/or check to be issued to:

Insert social security or identifying number:

[2]

The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

SCHEDULE OF EXCHANGES

OF INTERESTS OF GLOBAL WARRANTS

This Global Warrant Certificate initially represents 152,200 Warrants. The following exchanges of a part of this Global Warrant Certificate have been made:

Date of Exchange	Amount of Decrease in Number of Warrants in this Global Warrant	Amount of Increase in Number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant Following Such Increase or Decrease	Signature of Authorized Officer of Warrant Agent